Exhibit 99.1

FOR IMMEDIATE RELEASE


          NTL ANNOUNCES 5-FOR-4 STOCK SPLIT BY WAY OF A STOCK DIVIDEND


New York, New York (September 24, 1999) - NTL Incorporated (NASDAQ: NTLI;
EASDAQ: NTLI.ED) announced today that its Board of Directors has declared a 5-for-4 stock split by way of a stock dividend with respect to its common stock. The record date for this dividend is October 4, 1999 and the payment date is October 7, 1999. Shareholders should consult their brokers regarding sales from the record date to the payment date. Fractional shares will be rounded to whole shares.

NTL currently has approximately 84 million common shares outstanding. Following the split, the number of common shares outstanding will be approximately 105 million.

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For further information contact: For further information contact: John F.
Gregg, Chief Financial Officer; Richard J. Lubasch, Executive Vice President-General Counsel; or Kathy Makrakis, Director - Investor
Relations: 212-906-8457 or e-mail: investor-relations@ntli.com.